Power of Attorney

  With Respect to the Glenbrook Life and Annuity Company Filing on Form N-4 for
                 The Glenbrook Life Scudder Variable Account (A)

           Know all men by these presents that Sarah R. Donahue whose signature appears below, constitutes and appoints Louis G. Lower, II, and Michael J. Velotta, and each of them, her attorney-in-fact, with power of substitution, and herein any and all capacities, to sign any reports and amendments thereto for the Form N-4 for Glenbrook Life Scudder Variable Account (A) and to file the same, with exhibits thereto and other documents, in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Date:    February 26, 1999


/s/ Sarah R. Donahue
---------------------
Sarah R. Donahue

                                Power of Attorney

  With Respect to the Glenbrook Life and Annuity Company Filing on Form N-4 for
                 The Glenbrook Life Scudder Variable Account (A)

     Know all men by these presents that Thomas J. Wilson, II, whose signature appears below, constitutes and appoints Louis G. Lower, II, and Michael J. Velotta, and each of them, his attorney-in-fact, with power of substitution, and herein any and all capacities, to sign any reports and amendments thereto for the Form N-4 for Glenbrook Life Scudder Variable Account (A) and to file the same, with exhibits thereto and other documents, in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Date:    February 28, 1999


/s/  Thomas J. Wilson, II
-------------------------
Thomas J. Wilson, II